                                                                 EXHIBIT h(7)(i)

                      AMENDMENT TO PARTICIPATION AGREEMENT

         THIS AGREEMENT is made by and among ReliaStar Life Insurance Company (the "Company"), a life insurance company organized under the laws of the State of Minnesota, ING Variable Portfolios Inc. (ING VPI) an open-end management investment company and corporation organized under the laws of the State of Maryland, and ING Funds Distributor, Inc. (the "Distributor"), a corporation organized under the laws of the State of Delaware, (collectively, "the Parties").

         WHEREAS, the Parties executed a Participation Agreement dated May 1, 2002 (the "Participation Agreement"), among ReliaStar Life Insurance Company, ING Variable Portfolios, Inc., and ING Funds Distributor, Inc.

         WHEREAS, effective on October 1, 2002, the Company wishes to amend the Participation Agreement with respect to the Contracts and Separate Accounts as listed on Schedule A to include Separate Account N of ReliaStar Life Insurance Company.

         NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

         The Participation Agreement is hereby amended to reflect the current contracts and separate accounts.

         FURTHER, the Participation Agreement is hereby amended by substituting for the current Schedule A an amended Schedule A in the form attached hereto.

Executed this 15th day of October 2002.

                           RELIASTAR LIFE INSURANCE COMPANY
                           BY ITS AUTHORIZED OFFICER

                           /s/ LAURIE M. TILLINGHAST
                           -------------------------------------
                           NAME: LAURIE M. TILLINGHAST
                           TITLE: VICE PRESIDENT

                           ING VARIABLE PORTFOLIOS, INC.
                           BY ITS AUTHORIZED OFFICER,

                           /s/ MICHAEL J. ROLAND
                           -----------------------------------
                           NAME: MICHAEL J. ROLAND
                           TITLE: EXECUTIVE VP

                           ING FUNDS DISTRIBUTOR, INC.
                           BY ITS AUTHORIZED OFFICER,

                           /s/ MICHAEL J. ROLAND
                           -------------------------------------
                           NAME: MICHAEL J. ROLAND
                           TITLE: EXECUTIVE VP

                                                      Amendment To Part Agr RLIC
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                                   SCHEDULE A

                         CONTRACTS AND SEPARATE ACCOUNTS

SEPARATE ACCOUNT(S)                          CONTRACTS:

ReliaStar Select*Life Variable Account       FlexDesign VUL
(October 11, 1984)                           Variable Accumulation Design VUL
                                             Variable Estate Design VUL
                                             ING Protector Elite VUL

Separate Account N of ReliaStar              AdvantageSM
Life Insurance Company                       Advantage CenturySM
(October 1,2002)                             Advantage Century PlusSM

As amended October 15, 2002

                                                      Amendment To Part Agr RLIC